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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               SEPTEMBER 27, 2000
                           Date of Filing of Form 8-k

                               SEPTEMBER 20, 2000
                Date of Report (Date of Earliest Event Reported)

                           KELLSTROM INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                         0-23764              13-3753725
(State or Other Jurisdiction of    (Commission File Number)   (IRS Employer
Incorporation)                                              Identification No.)

                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                    (Address of Principal Executive Offices)

                                 (954) 845-0427
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed since Last Report)


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ITEM 5. OTHER EVENTS.

         On September 20, 2000, Kellstrom Industries, Inc. ("Kellstrom") entered into a definitive agreement to acquire the aircraft and engine parts resale business of Aviation Sales Company ("AVS"), which is operated through its Aviation Sales Distribution Services Company ("AVSDC") subsidiary. Specifically, Kellstrom will acquire select AVSDC non-inventory assets and assume a portion of AVSDC's accounts payable and accrued expenses. Kellstrom expects to consolidate the operations of AVSDC with its Solair and Commercial Engine Divisions. AVSDC's sales on a stand-alone basis were approximately $125 million and its gross margin was 19% for the six-months ended June 30, 2000. In connection with the acquisition, Kellstrom intends to lease a new 545,000 square foot AVSDC facility in Miramar, Florida, where it will relocate and consolidate its Commercial Engine and Solair Divisions, purchase AVS's parts distribution facility in Pearland, TX and assume AVSDC's worldwide sales offices.

         In connection with this agreement, Kellstrom and AVS will establish an off-balance sheet joint venture ("JV") that will acquire the inventory of AVSDC, having a book value, as of August 31, 2000, of approximately $185 million, and enter into an exclusive arrangement with Kellstrom to sell the inventory through its inventory management business (together the "Transaction"). The JV will be funded by investments and loans from both AVS and Kellstrom and by an approximately $120 million senior debt facility from Bank of America.

         Kellstrom expects to invest approximately $50 million in the Transaction, including its investment in the JV, financing and other related costs. Kellstrom plans to finance the Transaction with a combination of funding from its current revolving credit facility and a new $30 million, 7-year mezzanine debt financing with Key Principal Partners, LLC, an affiliate of Key Corporation of Cleveland, Ohio. Consummation of the Transaction is contingent upon Hart-Scott-Rodino approval, completion of required financing and approval by the parties' existing lenders. Assuming receipt of necessary approvals, closing is expected to take place in mid-to-late October 2000.

         In connection with the Transaction, Kellstrom has also entered into a long-term supply agreement with AVS to deliver parts and provide comprehensive inventory management services to AVS's Maintenance Repair and Overhaul operations.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

             Exhibit No.     Description
             -----------     -----------
                99.1         Press release issued by Kellstrom on
                             September 20, 2000






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           KELLSTROM INDUSTRIES, INC.


                                           /s/ Zivi R. Nedivi
                                           ----------------------------
                                           Name:  Zivi R. Nedivi
                                           Title: President



Date: September 27, 2000








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